EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OLXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Astrotech Corporation (the “Company”) for the fiscal year ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Jaime Hinojosa, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jaime Hinojosa
Jaime Hinojosa, Chief Financial Officer
September 28, 2023

The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, as is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.